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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ILEX ONCOLOGY, INC.

         ILEX Oncology, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is ILEX Oncology, Inc. and the name under which the corporation was originally incorporated was Biovensa Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware is December 14, 1993.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

         3. The text of the Restated Certificate of Incorporation as heretofore amended and supplemented is hereby restated and further amended to read in its entirety as follows:

         FIRST. The name of the corporation is ILEX Oncology, Inc. (the "Company").

         SECOND. The address of the registered office of the Company is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware. The name of the Company's registered agent at that office is Corporation Service Company.

         THIRD. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. A. AUTHORIZED CAPITAL STOCK. The total number of shares which the Company shall have the authority to issue shall be 120,000,000 shares, of which 100,000,000 shares shall be common stock, $.01 par value (the "Common Stock"), and 20,000,000 shares shall be preferred stock, $.01 par value (the "Preferred Stock").

         B. COMMON STOCK. The board of directors of the Company (the "Board of Directors") is hereby authorized to cause shares of Common Stock to be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, or by way of stock split pro rata to the holders of the Common Stock. The Board of Directors may also determine the proportion of the proceeds received from the sale of such stock which shall be credited upon the books of the Company to capital or capital surplus.

         Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Subject to any special voting rights of the holders of Preferred Stock fixed by or pursuant to the provisions of Paragraph C of this Article Fourth, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.



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         No holder of shares of Common Stock shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issues of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

         After the requirements with respect to preferential dividends on Preferred Stock (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth), if any, shall have been met and after the Company shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth) and subject further to any other conditions which may be fixed by or pursuant to the provisions of Paragraph C of this Article Fourth, then, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors, ratably in proportion to the number of shares of Common Stock held by each such holder.

         After distribution in full of the preferential amount (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

         C. PREFERRED STOCK. Shares of Preferred Stock may be divided into and issued in such series, on such terms and for such consideration as may from time to time be determined by the Board of Directors of the Company. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical, except as to variations between different series in the relative rights and preferences as permitted or contemplated by the next succeeding sentence. Authority is hereby vested in the Board of Directors to establish out of shares of Preferred Stock which are authorized and unissued from time to time one or more series thereof and to fix and determine the following relative rights and preferences of shares of each such series:

         (1) the distinctive designation of, and the number of shares which shall constitute, the series and the "stated value" or "nominal value," if any, thereof;

         (2) the rate of dividend applicable to shares of such series, if any;

         (3) the price at and the terms and conditions on which shares of such series may be redeemed, if any;

         (4) the amount payable upon shares of such series in the event of the involuntary liquidation of the Company;

         (5) the amount payable upon shares of such series in the event of the voluntary liquidation of the Company;


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         (6) sinking fund provisions for the redemption or purchase of shares of such series, if any;

         (7) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

         (8) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to vote on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Company in the event there shall have been a failure to pay dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; and

         (9) any other such rights and preferences as are not inconsistent with the General Corporation Law of Delaware.

         D. OTHER PROVISIONS.

         (1) The relative powers, preferences, and rights of each series of Preferred Stock shall be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in Paragraph C of this Article Fourth, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock, that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

         (2) Subject to the provisions of Section 1 of this Paragraph D, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         (3) Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         (4) The Company reserves the right to increase or decrease its authorized capital stock, or any class or series thereof or to reclassify the same and to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed,


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and all rights conferred upon stockholders in this Restated Certificate of
Incorporation or any amendment thereto, are granted subject to this reservation.

         (5) No holder of any of the shares or securities convertible into such shares, or of options, warrants or other rights to purchase or acquire shares of any class or series of shares, or of other securities of the Company shall have any preemptive right to purchase, acquire or subscribe for any unissued shares of any class or series or any additional shares of any class or series to be issued by reason of any increase in the authorized capital stock of the Company of any class or series, or bonds, certificate of indebtedness, debenture or other securities convertible or exchangeable for shares of any class or series, or carrying any right to purchase or acquire shares of any class or series; provided that the foregoing shall not prohibit the Company from contracting or otherwise agreeing to provide for rights of first refusal to holders of its outstanding securities.

         FIFTH. The business of the Company shall be managed by a Board of Directors. The number of directors of the Company shall be fixed from time to time by or pursuant to the By-laws of the Company.

         SIXTH. Election of directors need not be by written ballot.

         SEVENTH. The Company is to have perpetual existence.

         EIGHTH. The Board of Directors is authorized to adopt, amend and repeal the By-laws of the Company.

         NINTH. Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Company may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Company.

         TENTH. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her duties as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

         ELEVENTH. A. RIGHT TO INDEMNIFICATION. Each person who was or is a director of the Company and who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnified Director"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director


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or officer, shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all liability, all reasonable expense and all loss (including, without limitation, judgments, fines, reasonable attorneys' fees, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such Indemnified Director in connection therewith and such indemnification shall continue as to an Indemnified Director who has ceased to be a director and shall inure to the benefit of the Indemnified Director's heirs, executors and administrators. Each person who was or is an officer of the Company and not a director of the Company and who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any proceeding, by reason of the fact that he or she is or was an officer of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnified Officer"), whether the basis of such proceeding is alleged action in an official capacity as an officer or in any other capacity while serving as an officer, shall be indemnified and held harmless by the Company against all liability, all reasonable expense and all loss (including, without limitation, judgments, fines, reasonable attorneys' fees, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such Indemnified Officer to the same extent and under the same conditions that the Company must indemnify an Indemnified Director pursuant to the immediately preceding sentence and to such further extent as is not contrary to public policy and such indemnification shall continue as to an Indemnified Officer who has ceased to be an officer and shall inure to the benefit of the Indemnified Officer's heirs, executors and administrators. Notwithstanding the foregoing and except as provided in Paragraph B of this Article Eleventh with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any Indemnified Director or Indemnified Officer in connection with a proceeding (or part thereof) initiated by such Indemnified Director or Indemnified Officer only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. As hereinafter used in this Article Eleventh, the term "indemnitee" means any Indemnified Director or Indemnified Officer. Any person who is or was a director or officer of a subsidiary of the Company shall be deemed to be serving in such capacity at the request of the Company for purposes of this Article Eleventh. The right to indemnification conferred in this Article Eleventh shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition
(hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law of Delaware requires, an advancement of expenses incurred by an indemnitee who at the time of receiving such advance is a director of the Company shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision fromwhich there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Eleventh or otherwise. The right to indemnification and advancement of expenses conferred in this Paragraph A shall be a contract right.

         B. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Paragraph A of this Article Eleventh is not paid in full by the Company within sixty days after a written claim has been


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received by the Company (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (other than a suit to enforce a right to an advancement of expenses brought by an indemnitee who will not be a director of the Company at the time such advance is made) it shall be a defense that, and (ii) any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the standard that makes it permissible hereunder or under the General Corporation Law of Delaware (the "applicable standard") for the Company to indemnify the indemnitee for the amount claimed. Neither the failure of the Company (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard, nor an actual determination by the Company (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met the applicable standard, shall create a presumption that the indemnitee has not met the applicable standard or, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article Eleventh or otherwise shall be on the Company.

         C. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article Eleventh shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, any By-Law, any agreement, any vote of stockholders or disinterested directors or otherwise.

         D. INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         E. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company and to any person serving at the request of the Company as an agent or employee of another corporation or of a joint venture, trust or other enterprise to the fullest extent of the provisions of this Article Eleventh with respect to the indemnification and advancement of expenses of either directors or officers of the Company.


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         F. REPEAL OR MODIFICATION. Any repeal or modification of any provision of this Article Eleventh shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         G. SEVERABILITY. In case any one or more of the provisions of this Article Eleventh, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Article Eleventh, and any other application thereof, shall not in any way be affected or impaired thereby.

         TWELFTH. The Company reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed this 31st day of May 2000.



                                         By:  /S/ Ronald G. Tefteller
                                             -----------------------------------
                                             Ronald G. Tefteller, Vice President


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